NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $16,500.00 **Issue Date: March 8, 2023**
Amount of Purchase Price: $15,000.00

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, SIMPLICITY ESPORTS AND GAMING COMPANY, a Delaware corporation (hereinafter called the "Borrower" or "Company"), hereby promises to pay to the order of FirstFire Global Opportunities Fund, LLC, or registered assigns (the "Holder"), in the form of lawful money of the United States of America, the principal sum of $16,500.00 (the "Principal Amount") (subject to adjustment herein), with a purchase price of $15,000.00 (the "Consideration") plus an original issue discount in the amount of $1,500.00 (the "OID"), and to pay interest on the Principal Amount under this Note at the rate of twelve percent (12%) (the "Interest Rate") per annum guaranteed from the date that the amount of Consideration is fully funded in accordance with the terms of this Note until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein; with the understanding that $660.00 of interest shall be guaranteed and earned in full as of the Issue Date hereof. The Holder shall pay the Consideration on the Issue Date as set forth above (the "Issue Date"), and the outstanding principal amount under this Note shall be $35,200 (which includes the OID). The maturity date for this Note shall be four (4) months from the Issue Date ("Maturity Date"), and is the date upon which the principal sum as well as any accrued and unpaid interest and other fees shall be due and payable. Notwithstanding any other provision of this Note or any related transaction documents, Borrower may prepay this Note only pursuant to Section 1.9 hereof.

It is further acknowledged and agreed that the Principal Amount owed by Borrower under this Note shall be increased by the amount of all expenses up to an aggregate maximum of $1,000 incurred by the Holder relating to all conversions of this Note into shares of Common Stock. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid by the Holder.

Interest shall commence accruing on the date that the Note is fully funded and shall be computed on the basis of a 365-day year and the actual number of days elapsed. Any Principal Amount or interest on this Note which is not paid when due shall bear interest at the rate the lesser of (a) twenty percent (20%) per annum from the due date thereof until the same is paid ("Default Interest"); or (b) the maximum rate allowed by law.

All payments due hereunder (to the extent not converted into shares of common stock of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of

the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated as of the Issue Date, pursuant to which this Note was originally issued (the "Purchase Agreement"). As used in this Note, the term "business day" mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed; provided, that, banks shall not be deemed to be authorized or obligated to be closed due to a "shelter in place," "non-essential employee" or similar closure of physical branch locations at the direction of any governmental authority if such banks' electronic funds transfer systems (including for wire transfers) are open for use by customers on such day. As used herein, the term "Trading Day" means any day that shares of Common Stock are listed for trading or quotation on the Principal Market (as defined in the Purchase Agreement), any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE American.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right, at any time, so long as there are amounts outstanding under the Note, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any Default Interest) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a "Conversion"); *provided, however*, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the then outstanding shares of Common Stock. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, *provided, however*, that the limitations on conversion may be waived (up to 9.99%) by the Holder upon, at the election of the Holder, not less than sixty-one (61) days' prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower or Borrower's transfer agent by the Holder in accordance with

Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e- mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or Borrower's transfer agent before 11:59 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the Principal Amount of this Note to be converted in such conversion plus (2) at the Holder's option, accrued and unpaid interest, if any, on such Principal Amount at the Interest Rate to the Conversion Date, plus (3) at the Holder's option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) or (2).

1.2 Conversion Price.

(a) Calculation of Conversion Price. The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into shares of Common Stock hereunder shall be $0.0175 per share (the "Fixed Conversion Price"); *provided however*, that upon failure to make any payment called for hereunder at any time after the Issue Date hereof, but prior to the Conversion Date, the Conversion Price shall be determined in the future the "Default Fixed Conversion Price"). The Fixed Conversion Price or the Default Fixed Conversion Price, as applicable, is referred to as the "Conversion Price". To the extent the Conversion Price is below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law, provided however that the Borrower agrees to honor all conversions submitted pending this decrease. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where "Additional Principal" means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of Conversion Shares issuable upon such conversion to equal the same number of Conversion Shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. In the event the Borrower has a DTC "Chill" on its shares, an additional discount of ten percent (10%) shall apply to the Conversion Price while that "Chill" is in effect.

(b) Conversion Price During Major Announcements. Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to be acquired by, consolidate, or merge with any other corporation or entity (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower; or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase fifty percent (50%) or more of the Common Stock (or any other takeover scheme) (any such transaction referred to in clause (i) or (ii) being referred to herein as a "Change in Control" and the date of the announcement referred to in clause (i) or (ii) is being referred to herein as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price and (y) a ten percent (10%) discount to the Acquisition Price (as defined below). From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 1.2(a). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed Change in Control for which a public announcement as contemplated by this Section 1.2(b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed Change in Control which caused this Section 1.2(b) to become operative. For purposes hereof, "Acquisition Price" shall mean a price per share of Common Stock derived by dividing (x) the total consideration (in cash, equity, earn-

out or similar payments or otherwise) paid or to be paid to the Borrower or its shareholders in the Change in Control transaction by (y) the number of authorized shares of Common Stock outstanding as of the business day prior to the Announcement Date.

1.3 Authorized and Reserved Shares. The Borrower covenants that at all times until the Note is satisfied in full, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of a number of Conversion Shares equal to the greater of: (a) 2,000,000 shares of Common Stock or (b) the sum of (i) the number of Conversion Shares issuable upon the full conversion of this Note (assuming no payment of Principal Amount or interest) as of any issue date (taking into consideration any adjustments to the Conversion Price pursuant to Section 2 hereof or otherwise) multiplied by (ii) two (2) (the "Reserved Amount"). In the event that the Borrower shall be unable to reserve the entirety of the Reserved Amount (the "Reserve Amount Failure"), the Borrower shall promptly take all actions necessary to increase its authorized share capital to accommodate the Reserved Amount (the "Authorized Share Increase"), including without limitation, all board of directors actions and approvals and promptly calling and holding a special meeting of its shareholders no more than sixty (60) days following the Reserve Amount Failure to seek approval of the Authorized Share Increase via the solicitation of proxies. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions. The Borrower represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non- assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of Conversion Shares into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Conversion Shares or instructions to have the Conversion Shares issued as contemplated by Section 1.4(f) hereof; and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or cause the Borrower to electronically issue shares of Common Stock to execute and issue the necessary certificates for the Conversion Shares or cause the Conversion Shares to be issued as contemplated by Section 1.4(f) hereof in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under this Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to the other provisions herein, this Note may be converted by the Holder in whole or in part, on any Trading Day, while any amounts are outstanding hereunder, by submitting to the Borrower or Borrower's transfer agent a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 11:59 p.m., New York, New York time). Any Notice of Conversion submitted after 11:59 p.m., New York, New York time, shall be deemed to have been delivered and received on the next Trading Day.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount is so converted. The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, *prima facie*, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the

Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 1.4(f) hereof) within two (2) Trading Days after such receipt (the "Deadline") (and, solely in the case of conversion of the entire unpaid Principal Amount and interest (including any Default Interest) under this Note, surrender of this Note). If the Borrower shall fail for any reason or for no reason to issue to the Holder on, or prior to, the Deadline a certificate for the number of Conversion Shares, or to which the Holder is entitled hereunder and register such Conversion Shares on the Borrower's share register, or to credit the Holder's balance account with DTC (as defined below) for such number of Conversion Shares to which the Holder is entitled upon the Holder's conversion of this Note (a "Conversion Failure"), then, in addition to all other remedies available to the Holder, (i) the Borrower shall pay in cash to the Holder on each day after the Deadline and during such Conversion Failure an amount equal to two percent (2.0%) of the product of (A) the sum of the number of Conversion Shares not issued to the Holder on or prior to the Deadline and to which the Holder is entitled and (B) the closing sale price of the Common Stock on the Trading Day immediately preceding the last possible date which the Borrower could have issued such Conversion Shares to the Holder without violating this Section 1.4(d); and (ii) the Holder, upon written notice to the Borrower, may void its Notice of Conversion with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Notice of Conversion; provided that the voiding of a Notice of Conversion shall not affect the Borrower's obligations to make any payments which have accrued prior to the date of such notice. In addition to the foregoing, if on or prior to the Deadline the Borrower shall fail to issue and deliver a certificate to the Holder and register such Conversion Shares on the Borrower's share register or credit the Holder's balance account with DTC for the number of Conversion Shares to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Borrower's obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Borrower, then the Borrower shall, within two (2) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other reasonable and customary out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Borrower's obligation to deliver such certificate (and to issue such Conversion Shares) or credit such Holder's balance account with DTC for such Conversion Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Conversion Shares or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the

closing sales price of the Common Stock on the date of exercise. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance or injunctive relief with respect to the Borrower's failure to timely deliver certificates representing the Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of this Note as required pursuant to the terms hereof.

(e) Obligation of Borrower to Deliver Common Stock. At the time that the Holder submits the Notice of Conversion to the Borrower or Borrower's transfer agent, the Holder shall be deemed to be the holder of record of the Conversion Shares issuable upon such conversion, the outstanding Principal Amount and the amount of accrued and unpaid interest (including any Default Interest) under this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 1.4(f) hereof) shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is sent to the Borrower or Borrower's transfer agent before 11:59 p.m., New York, New York time, on such date.

(f) Delivery of Conversion Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion hereof, provided the Borrower is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion hereof to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

1.5 Concerning the Shares. The Conversion Shares issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the 1933 Act; or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be the Legal Counsel Opinion (as defined in the Purchase Agreement)) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the Conversion Shares have been registered under the 1933 Act or otherwise may be sold pursuant to an applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for the Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO AN APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall be removed and the Borrower shall issue to the Holder a certificate for the applicable Conversion Shares without such legend upon which it is stamped or (as requested by the Holder) issue the applicable Conversion Shares by electronic delivery by crediting the account of such Holder's broker with DTC, if, unless otherwise required by applicable state securities laws: (a) such Conversion Shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Borrower or the Holder provides the Legal Counsel Opinion (as contemplated by and in accordance with the Purchase Agreement) to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the 1933 Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Holder agrees to sell all Conversion Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Borrower does not accept the opinion of counsel provided by the Holder with respect to the transfer of Conversion Shares pursuant to an exemption from registration at the Deadline, notwithstanding that the conditions of the applicable exemption, have been met, it will be considered an Event of Default under this Note.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (defined in Section 3.25); or (ii) be treated pursuant to Section 1.6(b) hereof. "Person" shall mean any individual, corporation, limited liability Borrower, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete

liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effectuate any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, at least thirty (30) days' prior written notice (but in any event at least fifteen (15) days' prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note), and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Purchase Rights. If, at any time when all or any portion of this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(e) Dilutive Issuance. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or enters into any contract, agreement, warrant, note or any other instrument that is convertible into or otherwise entitles any Person to acquire shares of Common Stock at an effective price per share that is lower than the then-applicable Conversion Price (each, a "Dilutive Agreement") or otherwise disposes of or issues, any Common Stock at an effective price per share that is lower than the then-applicable Conversion Price (each, a "Diluting Issuance"), then, in the event of a Dilutive Agreement, simultaneously with the entry into of the Dilutive Agreement, the Conversion Price shall be adjusted to be the equal the price at which the shares of Common Stock are then issuable pursuant to the Dilutive Agreement; and in the event of a Dilutive Issuance, the Conversion Price shall adjusted to be the equal the price at which the shares of Common Stock were issued or sold in the Dilutive Issuance. With respect to a Dilutive Agreement, the adjustments to the Conversion Price as set forth in this Section 1.6(e) shall be undertaken each time that there is a change in the price at which shares of Common Stock are then issuable pursuant to the Dilutive Agreement. Notwithstanding the foregoing, no adjustment will be made under this Section 1.6(e) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the execution of any Dilutive Agreement or the occurrence of any Dilutive Issuance, indicating therein the applicable issuance

price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 1.6(e), upon the occurrence of the events as set forth above, the Conversion Price shall be adjusted as set forth above, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. An "Exempt Issuance" shall mean the issuance of (a) shares of Common Stock or other securities to officers or directors of the Borrower pursuant to any stock or option or similar equity incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Borrower's Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose in a manner which is consistent with the Borrower's prior business practices; (b) securities issued pursuant to a merger, consolidation, acquisition or similar business combination approved by a majority of the disinterested directors of the Borrower, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Borrower and shall provide to the Borrower additional benefits in addition to the investment of funds, but shall not include a transaction in which the Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (c) securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested directors of the Borrower; (d) securities issued under any Form 1-A or S-1 filed by the Borrower and declared effective by the Securities and Exchange Commission as of the date hereof; (e) existing convertible debt and equity lines of credit in existence on the date hereof, (f) private placements of Common Stock by the Borrower; or (g) securities issued with respect to which the Holder waives its rights in writing under this Section 1.6(e).

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

(g) [reserved]

1.7 Adjustments to Conversion Price.

(a) At any time after the Issue Date, (i) if in the case that the Borrower's Common Stock is not deliverable by DWAC (including if the Borrower's transfer agent has a policy prohibiting or limiting delivery of shares of the Borrower's Common Stock specified in a Notice of Conversion); (ii) if the Borrower ceases to be a reporting company pursuant or subject to the Exchange Act; (iii) if the Borrower subsequently loses a market (including the OTC Pink, OTCQB or an equivalent replacement exchange) for its Common Stock; (iv) if the Borrower fails to maintain its status as "DTC Eligible" for any reason; (v) if the Note cannot be converted into free trading shares on or after six (6) months from the Issue Date; (vi) if at any time the Borrower does not maintain or replenish the Reserved Amount (as defined herein) within three (3) business days of the request of the Holder; (vii) if the Borrower fails to maintain the listing of its Common Stock on at least one of any tier of the OTC Markets or an equivalent replacement exchange, any tier of the Nasdaq Stock Market, the New York Stock Exchange (including the NYSE American); (viii) if the Borrower fails to comply with the reporting requirements of the Exchange Act; the reporting requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC; (ix) if the Borrower effectuates a reverse split of its Common Stock without twenty (20) days' prior written notice to the Holder; (x) if subsequently OTC Markets changes the Borrower's designation to 'No Information' (Stop Sign), 'Caveat Emptor' (Skull and Crossbones), or 'OTC', 'Other OTC' or 'Grey Market' (Exclamation Mark Sign); (xi) the restatement of any financial statements filed by the Borrower

with the SEC for any date or period from two (2) years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement; (xii) any cessation of trading of the Common Stock on at least one of any tier of the OTC Markets or an equivalent replacement exchange, any tier of the Nasdaq Stock Market, the New York Stock Exchange (including the NYSE American), and such cessation of trading shall continue for a period of three consecutive (3) Trading Days; (xiii) the Borrower loses the "bid" price for its Common Stock ($0.0001 on the "Ask" with zero market makers on the "Bid" per Level 2); or (xiv) if the Holder is notified in writing by the Borrower or the Borrower's transfer agent that the Borrower does not have the necessary amount of authorized and issuable shares of Common Stock available to satisfy the issuance of Conversion Shares pursuant to a Conversion Notice, then in addition to all other remedies under this Note, the Holder shall be entitled to apply a fifteen percent (15%) discount to the Conversion Price for each occurrence, cumulative, or otherwise and that discount shall apply to all future conversions under the Note.

(b) The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Common Stock, combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the Issue Date. By way of example and not limitation, in the event of forward split of the Common Stock following the Issue Date in which each share of Common Stock is converted into two shares of Common Stock, the Conversion Price shall be reduced by 50%, and in the event of a reverse split of the Common Stock following such applicable time in which each two shares of Common Stock are converted into one share of Common Stock, the Conversion Price shall be increased by 100%.

1.8 Status as Shareholder. Upon submission of a Notice of Conversion by Holder, (i) the Conversion Shares covered thereby (other than the Conversion Shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock, and (ii) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Borrower's failure to convert this Note.

1.9 Prepayment. Notwithstanding anything to the contrary contained in this Note, subject to the terms of this Section, at any time during the period beginning on the Issue Date and ending at the Maturity Date ("Prepayment Termination Date"), Borrower shall have the right, exercisable on not less than five (5) Trading Days' prior written notice to the Holder, to prepay all or any portion of the outstanding balance on this Note (principal and accrued interest), (such elected amount being the "Optional Prepayment Amount"), in accordance with this Section. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note; (2) the date of prepayment which shall be not more than five (5) Trading Days from the date of the Optional Prepayment Notice; and (3) the amount of the Optional Prepayment Amount that the Borrower is paying. Notwithstanding Holder's receipt of the Optional Prepayment Notice the Holder may convert, or continue to convert the Note in whole or in part until the Optional Prepayment Amount is paid to the Holder. On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business

day prior to the Optional Prepayment Date.

1.10 Repayment from Proceeds. While any portion of the outstanding Principal Amount and interest (including Default Interest) under this Note are due and owing, if the Borrower receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, the issuance of equity or debt, the conversion of outstanding warrants of the Borrower, the issuance of securities pursuant to an equity line of credit of the Borrower or the sale of assets, the Borrower shall, within one (1) business day of Borrower's receipt of such proceeds, inform the Holder of such receipt, following which the Holder shall have the right in its sole discretion to require the Borrower to immediately apply up to 50% of the proceeds therefrom to repay all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under this Note; provided however that the first $3,000,000.00 of financing received by the Borrower shall be excepted from the requirements of this Section 1.10. Failure of the Borrower to comply with this provision shall constitute an Event of Default.

Article II. ARTICLE II. RANKING AND CERTAIN COVENANTS

2.1 Ranking and Security. The obligations of the Borrower under this Note shall be subordinate with respect to any and all Indebtedness incurred as of or following the Issue Date.

2.2 Other Indebtedness. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any Subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness that is senior to (in priority of payment and performance) the Borrower's obligations hereunder unless the proceeds of such Indebtedness are used to pay off the interest and principal under this Note. As used in this Section 2.2, the term "Borrower" means the Borrower and any Subsidiary of the Borrower. As used herein, the term "Indebtedness" means (a) all indebtedness of the Borrower for borrowed money, but not including deferred purchase price obligations in place as of the Issue Date and as disclosed in the SEC Documents or obligations to trade creditors incurred in the ordinary course of business; (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments; (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded; (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into; and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

2.3 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock, or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's disinterested directors.

2.4 Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the

Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.5 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition, but otherwise such consent shall not be unreasonably withheld, conditioned, or delayed.

2.6 Advances and Loans; Affiliate Transactions. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, lend money, give credit, make advances to or enter into any transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed Holder in writing prior to the Issue Date, (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business, (c) in regard to transactions with unaffiliated third parties, not in excess of $150,000.00 or (d) in regard to transactions with any subsidiaries of the Borrower.

2.7 Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Borrower shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a "3(a)(9) Transaction") or Section 3(a)(10) of the Securities Act (a "3(a)(10) Transaction"). In the event that the Borrower does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this note is outstanding, a liquidated damages charge of twenty-five percent (25%) of the outstanding principal balance of this Note, but not less than Twenty-Five Thousand Dollars ($25,000), will be assessed and will become immediately due and payable to the Holder at its election in the form of a cash payment or added to the balance of this Note (under Holder's and Borrower's expectation that this amount will tack back to the Issue Date).

2.8 Preservation of Business and Existence, etc. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, (a) change the nature of its business in a material respect; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; or (c) enter into any variable rate transactions or Merchant Cash Advance transactions except as in effect the date hereof. In addition, so long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. Furthermore, so long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with, any other person or entity with respect to any Variable Rate Transaction or investment.

2.9 Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.10 Lost, Stolen or Mutilated Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Borrower in

customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Holder a new Note.

Article III. ARTICLE III. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article III (each, an "Event of Default") shall occur; *provided however*, that Borrower shall have two (2) business days to cure, if curable, any Event of Default under this Note or any of the other Transaction Documents, unless another shorter or longer time period is specified therein:

3.1 Conversion and the Shares. The Borrower (i) fails to issue Conversion Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note; (ii) fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note; (iii) fails to reserve the Reserved Amount at all times; or (iv) the Borrower itself, or the Borrower directs its transfer agent, not to transfer or delays, impairs, or hinders its transfer agent in transferring (or issuing electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Holder upon conversion of, or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for five (5) Trading Days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an Event of Default of this Note, if a conversion of this Note is delayed, hindered, or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder, in cash within forty-eight (48) hours of notice from the Holder, or in shares of the Borrower's Common Stock, in the Holder's sole discretion.

3.2 Breach of Agreements and Covenants. The Borrower breaches any material agreement, covenant or other material term or condition contained in the Purchase Agreement, this Note, the Warrant, the Irrevocable Transfer Agent Instructions or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made in the Purchase Agreement, this Note, the Warrant, the Irrevocable Transfer Agent Instructions or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have).

3.4 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed, which shall have no cure period.

3.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than

$150,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, which shall have no cure period.

3.7 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of any tier of the OTC Markets, or any tier of the Nasdaq Stock Market or the New York Stock Exchange (including the NYSE American), which shall have no cure period.

3.8 Failure to Comply with the 1934 Act. At any time after the Issue Date, the Borrower shall fail to comply with the reporting requirements of the 1934 Act or the Borrower shall cease to be subject to the reporting requirements of the 1934 Act, which shall have no cure period; provided, however, that the Borrower shall be deemed to have complied with its 1934 Act reporting obligations if such filing is made within the time period covered by Rule 12b-25 promulgated under the 1934 Act.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business, which shall have no cure period.

3.10 Cessation of Operations. Any cessation of operations by Borrower, or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due, which shall have no cure period.

3.11 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.12 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two (2) years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement, which shall have no cure period.

3.13 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days' prior written notice to the Holder, which shall have no cure period.

3.14 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower, which shall have no cure period.

3.15 DTC "Chill". The DTC places a "chill" (i.e. a restriction placed by DTC on one or more of DTC's services, such as limiting a DTC participant's ability to make a deposit or withdrawal of the security at DTC) on any of the Borrower's securities.

3.16 Illegality. Any court of competent jurisdiction issues an order declaring this Note, the Purchase Agreement, or any provision hereunder or thereunder to be illegal, which shall have no cure period.

3.17. DWAC Eligibility. In addition to the Event of Default in Section 3.15, the Common Stock is otherwise not eligible for trading through the DTC's Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, which shall have no cure period.

3.18 [Intentionally omitted].

3.19 Bid Price. The Borrower shall subsequently lose the "bid" price for its Common Stock ($0.0001 on the "Ask" with zero market makers on the "Bid" per Level 2) or a market (including the OTC Pink, OTCQB or an equivalent replacement marketplace or exchange) , which shall have no cure period.

3.20 Inside Information. Any attempt by the Borrower or its officers, directors, or affiliates to intentionally transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower's filing of a Form 8-K pursuant to Regulation FD on that same date.

3.21 Unavailability of Rule 144. If, at any time on or after the date which is six (6) months after the Issue Date, except due to the Holder's actions or inactions, the Holder is unable to (i) obtain a standard "144 legal opinion letter" from an attorney reasonably acceptable to the Holder, the Holder's brokerage firm (and respective clearing firm), and the Borrower's transfer agent in order to facilitate the Holder's conversion of any portion of the Note into free trading shares of the Borrower's Common Stock pursuant to Rule 144; or (ii) thereupon deposit such shares into the Holder's brokerage account, which shall have no cure period.

3.22 Suspension of Trading of Common Stock. If, at any time, the Borrower's Common Stock (i) is suspended from trading; (ii) halted from trading; or (iii) fails to be quoted or listed (as applicable) on any level of the OTC Markets, any tier of the NASDAQ Stock Market, the New York Stock Exchange, (including the NYSE American).

3.23 Failure to Make Payment. If upon the Maturity Date, the Borrower shall fail to pay any then outstanding principal, interest, and fees due hereunder. In addition to the remedies available under Section 3.25, the Conversion Price hereunder shall be set at the Default Fixed Conversion Price. The adjustment to the Default Fixed Conversion Price shall only apply to an Event of Default under this Section 3.23, which shall have no cure period.

3.24 [Intentionally omitted].

3.25 Rights and Remedies Upon an Event of Default. Upon the occurrence and during the continuation of any Event of Default specified in this Article III, this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount (the "Default Amount") equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by one hundred twenty-five percent (125%). Holder may, in its sole discretion, determine to accept payment part in Common Stock and part in cash. For purposes of payments in Common Stock, the conversion formula set forth in Section 1.2, including if the Event of Default is pursuant to Section 3.23 hereof, the Default Fixed Conversion Price. Upon an uncured Event of Default, all amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including, without limitation.

Article IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Holder existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served; (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid; (iii) delivered by reputable air courier service with charges prepaid; or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Article V. SIMPLICITY ESPORTS AND GAMING COMPANY

7000 West Palmetto Park Road, Suite 505
Boca Raton, Florida 33433
Attention: Roman Franklin
e-mail: roman@simplicityesports.com

If to the Holder:

At the address stated on the
signature page to the
Securities Purchase
Agreement

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Borrower shall not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder; the Holder may assign this Note in compliance with all applicable securities laws. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face

hereof.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorney's fees.

4.6 Governing Law; Venue; Attorney's Fees. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in the state of New York or federal courts located in the state of New York. The Borrower hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.** Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney's fees and costs.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Purchase Agreement. The Borrower and the Holder shall be bound by the applicable terms of the Purchase Agreement and the documents entered into in connection herewith and therewith.

4.9 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any Change in Control or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such

record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Construction; Headings. This Note shall be deemed to be jointly drafted by the Borrower and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

4.12 Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder's election.

4.13 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.14 Most-Favored Nation. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any new security, with any term that the Holder reasonably believes is more favorable to the holder of such security or with a term in favor of the holder of such security that the Holder reasonably believes was not similarly provided to the Holder in this Note, then (i) the Holder shall notify the Borrower of such additional or more favorable term within one (1) business day of the issuance or amendment (as applicable) of the respective security, and (ii) such term, at Holder's option, shall become a part of the transaction documents with the Holder (regardless of whether the Borrower

complied with the notification provision of this Section 4.14). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, and original issue discounts. If Holder elects to have the term become a part of the transaction documents with the Holder, then the Borrower shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Holder (the "Acknowledgment") within one (1) business day of Borrower's receipt of request from Holder, provided that Borrower's failure to timely provide the Acknowledgment shall not affect the automatic amendments contemplated hereby.

4.15 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Issue, Closing or Maturity Date, the closing bid price, or fair market value (as the case may be) or the arithmetic calculation of the Conversion Price or the applicable prepayment amount(s) (as the case may be), the Borrower or the Holder shall submit the disputed determinations or arithmetic calculations via facsimile (i) within one (1) Trading Day after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within five (5) Trading Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Borrower or the Holder, then the Borrower shall, within three (3) Trading Days, submit (a) the disputed determination of the Conversion Price, the closing bid price, the or fair market value (as the case may be) to an independent, reputable investment bank selected by the Borrower and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, to an independent, outside accountant selected by the Holder that is reasonably acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than one (1) Trading Day from the time it receives such disputed determinations or calculations. Such investment bank's or accountant's determination or calculation shall be binding upon all parties absent demonstrable error.

4.16 The Borrower shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.16 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Borrower cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Borrower posts a surety bond for the benefit of the Holder in an amount equal to one-hundred-fifty percent (150%) of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on January 30, 2023.

Article VI. SIMPLICITY ESPORTS AND GAMING COMPANY

By: */s/ Roman Franklin* Name: Roman Franklin
Title: Chief Executive Officer